UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
January 1, 2007

Titanium Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14368	13-5630895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Effective January 1, 2007, Titanium Hearth Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant, entered into an employment agreement with Charles H. Entrekin, Ph.D. The employment agreement provides, in principal part, for:

•	Dr. Entrekin's employment as president and chief operating officer of the registrant effective January 1, 2007;

•	an initial term of two years, which can be extended for three additional one year terms;

•	an initial base salary for Dr. Entrekin of $550,000, with increases to such base salary from time to time in the registrant's discretion;

•	a one-time payment of $250,000 to Dr. Entrekin on March 30, 2007;

•
the ability of Dr. Entrekin to participate in the registrant's Profit Sharing Plan, which for 2007 shall entitle him to receive 106% of his base salary and thereafter on the terms and conditions set by the registrant under such plan;

•	the receipt by Dr. Entrekin of service credit under certain benefit plans for the number of full years of service related to his prior employment with the registrant;

•
a severance payment of 12 months of base salary in the event of Dr. Entrekin's termination "without cause" (as defined in the agreement), non-renewal of the agreement on its fifth anniversary or upon a "change in control" of the Corporation (as defined in the agreement); and

•	certain non-competition, non-interference, non-disclosure and proprietary property obligations of Dr. Entrekin.

Dr. Entrekin, age 57, served from 2003 to December 2006 as Senior Advisor to Safeguard International Fund, a private equity fund that specializes in investing in technology oriented, industrial businesses in Western Europe and North America in the metallurgical, chemical, energy and environmental industries. As part of his duties with Safeguard, he served:

•	from 2003 to 2004 as managing director of London & Scandinavian Metallurgical Co. Ltd., a multi-location company engaged in primary and secondary metals manufacturing; and

•
from September 2005 to December 2006, as president and chief executive officer of Timminco Ltd. (TSX: TIM), an international producer and marketer of specialty magnesium, and engineered magnesium extrusions, silicon metal and specialty ferrosilicon, calcium and strontium alloys.

From 1983 to 2002, Dr. Entrekin held various positions of increasing responsibility with the registrant, the last of which was Executive Vice President - Commercial.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation
(Registrant)

By: /s/ A. Andrew R. Louis
Date: January 8, 2007	A. Andrew R. Louis, Secretary